CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 30, 2014, with respect to the financial statements and financial highlights of The Tocqueville Trust, including The Tocqueville Fund, The Tocqueville Opportunity Fund, The Tocqueville International Value Fund, The Tocqueville Gold Fund, The Delafield Fund, The Tocqueville Select Fund, and the Tocqueville Alternative Strategies Fund (seven of the portfolios constituting the Tocqueville Trust), appearing in the October 31, 2014 Annual Report to Shareholders on Form N-CSR of The Tocqueville Trust, which is incorporated by reference in this Post-Effective Amendment No. 51 to the Registration Statement No. 033-08746 on Form N-1A (the “Registration Statement”).  We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectuses and under the caption “Financial Statements” and “Counsel and Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Grant Thornton LLP

Chicago, Illinois
February 27, 2015